Filed Pursuant to Rule 433
                                                         File No.: 333-130789-08

** BSCMS 2007-TOP28 **  $1.76Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:
 CL    SIZE($MM)   S&P/FITCH/DBRS       C/E       A/L     PRIN WIN    PX GUIDE
 A1      78.5      AAA/AAA/AAA         27.000%    3.39      1-57      S+45A
 A2      63.2      AAA/AAA/AAA         27.000%    4.84     57-60      S+50A
 A3      79.8      AAA/AAA/AAA         27.000%    6.72     80-84      S+60A
 AAB     76.4      AAA/AAA/AAA         27.000%    7.26     60-110     S+55A
 A4     841.7      AAA/AAA/AAA         27.000%    9.75    110-119     S+45A
 A1A    146.1      AAA/AAA/AAA         27.000%   *** NOT OFFERED ***
 AM     176.1      AAA/AAA/AAA         17.000%    9.88    119-119     S+56A
 AJ     114.5      AAA/AAA/AAA         10.500%    9.90    119-120     S+78A
*B       30.8      AA/AA/AA             8.750%    9.96    120-120
*C       15.4      AA-/AA-/AA(low)      7.875%    9.96    120-120
*D       28.6      A/A/A                6.250%    9.96    120-120
*E       22.0      A-/A-/A(low)         5.000%    9.96    120-120
*F       17.6      BBB+/BBB+/BBB(high)  4.000%    9.96    120-120
*G       19.8      BBB/BBB/BBB          2.875%    9.96    120-120
*H       15.4      BBB-/BBB-/BBB(low)   2.000%    9.96    120-120
*X    1,761.2**    AAA/AAA/AAA           N/A       N/A      N/A

*  Subject to rule 144A
** Notional Amount

Collateral:
 - Loan Sellers: Morgan Stanley (41.2%), Bear Stearns (32.5%),
                 Wells Fargo (13.3%), Principal (13.0%)
 - 209 loans / 217 properties
 - 59.3% LTV / 55.0% Balloon LTV
 - 1.60x DSCR / 1.50x DSCR after IO
 - CA 15.4%, OH 10.9%, NJ 10.1%, NY 6.7%
 - Retail 51.0%, Office 20.8%, Ind 8.2%, MF 5.7%, Hotel 4.7%
 - 22.8% Investment Grade Loans
 - Top 5 Loans: 28.1%  /  Top 10 Loans: 36.6%


Expected Timing:
- Launch & Price:            Week of Oct 8
- Settlement:                Thursday, Oct 25

** Conference Call Replay **

Dom Dial In:   1-888-266-2081
Int'l Dial In: 1-703-925-2533
PWD: 1147000


STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

BSCMS 2007-TOP28 **  $1.76Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:

 CL    SIZE($MM)   S&P/FITCH/DBRS        C/E    A/L   PRIN WIN  PX GUIDE
 A1      78.5      AAA/AAA/AAA         27.000%  3.39     1-57   S+45A
 A2      63.2      AAA/AAA/AAA         27.000%  4.84    57-60   S+50A     SUBJ
 A3      79.8      AAA/AAA/AAA         27.000%  6.72    80-84   S+60A
 AAB     76.4      AAA/AAA/AAA         27.000%  7.26   60-110   S+55A
 A4     841.7      AAA/AAA/AAA         27.000%  9.75  110-119   S+45A
 A1A    146.1      AAA/AAA/AAA         27.000% *** NOT OFFERED ***
 AM     176.1      AAA/AAA/AAA         17.000%  9.88  119-119   S+56A     SUBJ
 AJ     114.5      AAA/AAA/AAA         10.500%  9.90  119-120   S+78A     SUBJ
*B       30.8      AA/AA/AA             8.750%  9.96  120-120
*C       15.4      AA-/AA-/AA(low)      7.875%  9.96  120-120
*D       28.6      A/A/A                6.250%  9.96  120-120
*E       22.0      A-/A-/A(low)         5.000%  9.96  120-120
*F       17.6      BBB+/BBB+/BBB(high)  4.000%  9.96  120-120
*G       19.8      BBB/BBB/BBB          2.875%  9.96  120-120
*H       15.4      BBB-/BBB-/BBB(low)   2.000%  9.96  120-120
*X    1,761.2**    AAA/AAA/AAA           N/A     N/A    N/A

*  Subject to rule 144A
** Notional Amount

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

** BSCMS 2007-TOP28 ** $1.76Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS


Structure:

CL   SIZE($MM)  S&P/FITCH/DBRS       C/E       A/L     PRIN      WIN     LAUNCH
A1   78.5       AAA/AAA/AAA        27.000%    3.39      1-57    S+44-45   SUBJ
A2   63.2       AAA/AAA/AAA        27.000%    4.84     57-60    S+47-48   SUBJ
A3   79.8       AAA/AAA/AAA        27.000%    6.72     80-84    S+60      SUBJ
AAB  76.4       AAA/AAA/AAA        27.000%    7.26    60-110    S+53-54   SUBJ
A4  841.7       AAA/AAA/AAA        27.000%    9.75   110-119    S+43-44   SUBJ
A1A 146.1       AAA/AAA/AAA        27.000%    *** NOT OFFERED ***
AM  176.1       AAA/AAA/AAA        17.000%    9.88   119-119    S+53-54   SUBJ
AJ  114.5       AAA/AAA/AAA        10.500%    9.90   119-120    S+75-76   SUBJ
*B   30.8       AA/AA/AA            8.750%    9.96   120-120
*C   15.4       AA-/AA-/AA(low)     7.875%    9.96   120-120
*D   28.6       A/A/A               6.250%    9.96   120-120
*E   22.0       A-/A-/A(low)        5.000%    9.96   120-120
*F   17.6       BBB+/BBB+/BBB(high) 4.000%    9.96   120-120
*G   19.8       BBB/BBB/BBB         2.875%    9.96   120-120
*H   15.4       BBB-/BBB-/BBB(low)  2.000%    9.96   120-120
*X 1,761.2**    AAA/AAA/AAA           N/A      N/A     N/A

* Subject to rule 144A
** Notional Amount

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------

For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.